Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Kazia Therapeutics Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
	Primary Offering of Securities:

Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001 per share (3)	457(o)

Fees to Be Paid	Equity	Warrants (4)	457(o)

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)			$13,737,236.00	0.00014760	$2,027.62
	Carry Forward Securities:

Carry Forward Securities	Equity	Ordinary Shares, par value $0.0001 per share (3)	415(a)(6)

Carry Forward Securities	Equity	Warrants (4)	415(a)(6)

Carry Forward Securities	Unallocated (Universal) Shelf	(1) (5)	415(a)(6)			$86,262,764.00			F-3	333-259224	September 8, 2021	$9,411.27

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts (Newly Registered Securities)					$13,737,236.00		$2,027.62

	Total Offering Amounts (Carry Forward Securities)					$86,262,764.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$2,027.62

(1)

The amount to be registered consists of up to $100,000,000, comprised of $13,737,236 of newly-registered securities and $86,262,764.00 of carry-forward securities, of an indeterminate amount of ordinary shares and/or warrants. There is also being registered hereunder such currently indeterminate number ordinary shares as may be issued upon exercise of warrants registered hereby. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Calculation of Filing Fee Tables and Related Disclosure Item (2)(A)(iii)(b) of Form F-3 under the Securities Act.

(3)

Including such indeterminate amount of ordinary shares as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby. The ordinary shares registered hereby are evidenced by American Depositary Shares (“ADSs”) ADSs, each representing ten (10) ordinary shares, have been registered on a separate registration statement on Form F-6, as amended, and filed with the Securities and Exchange Commission on June 6, 2016 (File No. 333-128681).

(4)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(5)

Pursuant to Rule 415(a)(6) of the Securities Act of 1933, the securities registered pursuant to this registration statement include, as of the date of filing of this registration statement, $86,262,764.00 of unsold securities registered for sale by the registrant on the registrant’s Registration Statement on Form F-3 (Registration Statement No. 333-259224) (the “Prior Registration Statement”) for which filing fees of $9,411.27 were previously paid (based on fee rates previously in effect). Such previously paid registration fees will continue to be applied to such unsold securities set forth in the preceding sentence. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If any of such unsold securities are sold pursuant to the Prior Registration Statement after the date of this filing, and prior to the date of effectiveness of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this registration statement and increase the additional securities registered hereon so that the total amount of securities registered hereon for sale by the registrant will equal $100,000,000, and will pay the additional registration fee resulting therefrom.